CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thrivent Series Fund, Inc. of our report dated February 19, 2020, relating to the financial statements and financial highlights, which appear in Thrivent Series Fund, Inc.'s Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Highlights" and "Service Provider" in such Registration Statement.

Minneapolis, MN

April 27, 2020